                                                                      Exhibit 11

                         CENTRAL GARDEN & PET COMPANY
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                  (UNAUDITED)

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              NINE MONTHS ENDED                    THREE MONTHS ENDED

                                          JUNE 29,         JUNE 28,             JUNE 29,         JUNE 28,
                                            1996             1997                 1996             1997
                                       --------------   --------------      --------------    --------------
FULLY DILUTED EARNINGS PER SHARE

   Net Income                               $   7,063       $   15,038            $  6,635        $   11,807
   Interest charges on convertible
     notes - net of tax                            --            2,662                  --             1,069
                                            ---------       ----------            --------        ----------
       Total                                $   7,063           17,700               6,635            12,876
                                            =========       ==========            ========        ==========

   Fully diluted shares
     Common and Common equivalent
       shares outstanding                      11,098           15,466              12,176            15,828
     Convertible notes - dilutive                  --            3,385                  --             4,107
                                            ---------       ----------            --------        ----------
       Total                                   11,098           18,851              12,176            19,935
                                            =========       ==========            ========        ==========

   Fully diluted earnings per share         $    0.64       $     0.94            $   0.54        $     0.65
                                            =========       ==========            ========        ==========
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